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                                                   Pinnacle Capital, LLC

5407 12th St. E. Ste. A                         159 S. Worthen St. Ste. 300                        11180 Sun Center Drive Suite 101
Tacoma, WA 98424                                Wenatchee, WA 98801                                Rancho Cordova, CA 95670
(800) 566-1993                                  (888) 223-2600                                     (888) 858-4818

                                                                                                           Agreement No. 3001647
                                                                                                           Date: February __, 2005

                                               EQUIPMENT FINANCING AGREEMENT
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COMPLETE LEGAL NAME AND ADDRESS OF DEBTOR            Billing Address:             NAME AND ADDRESS OF EQUIPMENT SUPPLIER
("Debtor")                                                                        ("Supplier")
HomeNet Communications, Inc.                         PO Box 1907
5252 North Edgewood Drive                            Provo, UT, 84603
Provo, UT 84604                                                                   See Exhibit "A" attached hereto and made a part
CONTACT: Walter Kelly Ryan                                                        hereof
TELEPHONE: (801) 932-4663
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EQUIPMENT DESCRIPTION (including quantity, make, model, year, serial numbers)
                                                                     See Exhibit "A" attached hereto and made a part hereof
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EQUIPMENT LOCATION (if differs from legal address) 5252 North Edgewood Drive,
Provo, UT 84604
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NUMBER OF                  PAYMENT TIMING       AMOUNT (plus tax   INITIAL PAYMENT    BALLOON         ADVANCE
PAYMENTS                   X   Monthly          if                 X  First           PAYMENT         Equipment:          $41,127.00
(Includes any balloon)                          applicable)        $1,426.55                          Lien Search Fee:    $
                           ? ____________                          X  Last $1,426.55                  Pre-Fund Fee:       $
36 Months                                       $1,426.55           ? Deposit $.00                    Site Inspection Fee:$
                           ? See Exhibit C                         X Doc Fee $250.00  $____________   Titling Fee:        $
                                                ? See Exhibit C    ?   Other                          Sales Tax:          $
                                                                                                      Total Advance       $41,127.00
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Under this Equipment Financing Agreement ("agreement") Creditor will finance the above-described personal property (collectively and including replacements the
"Equipment" and individually an "Item") for Debtor under the terms set forth below and on the reverse side.
1. SECURITY INTEREST. Debtor hereby grants Creditor a security interest under the Uniform Commercial Code in the Equipment. The security interest secures
Debtor's performance of Debtor's obligations hereunder and under any other agreement under which Debtor now or hereafter has obligations to Creditor.
Debtor shall insure that such security interest is and remains a sole first lien security interest.
2. PAYMENTS. The payment amount shown above is based on the Total Advance.
Actual payments to repay Creditor's advance will be adjusted based on the actual advance by Creditor as to the Equipment. If this transaction is not consummated, any initial payment may be retained by Creditor as partial compensation for
Creditor's costs and expenses incurred. Any excess or deficiency between the first payment and the payment amount as finally determined will be payable with or credited to the second payment. The initial payment together with an interim prorata payment for the number of days between Creditor's advance respecting the
Equipment and the due date of the initial payment will be due on a date selected by Creditor following Debtor's execution of the Certificate of Acceptance for the Equipment. Subsequent payments will be due on the same day of each period set forth above thereafter, whether or not an invoice is rendered or received.
Any balloon payment will be due one payment period after the last level payment.
Other amounts due hereunder are payable upon Debtor's receipt of an invoice therefor. Debtor will pay Creditor amounts due under this agreement at
Creditor's address shown above or as Creditor may otherwise notify Debtor.
Amounts to be applied to the last payment(s) will be applied in inverse order until exhausted provided there has been no default under the agreement. If there is a default, payments may be applied to Debtor's obligations as Creditor chooses.
3. COMMITMENT PERIOD. If the Certificate of Acceptance has not been executed and delivered to Creditor, Creditor may terminate its obligations to finance the
Equipment on notice to Debtor, (a) subsequent to 90 days from the agreement date, (b) upon a material adverse change in Debtor's financial condition, (c) if the actual advance would exceed the Total Advance by more than 10% or (d) if the agreement is in default or upon occurrence of an event which with the giving of notice and/or lapse of time would be a default.
4. FINANCING; NO OFFSET. THIS IS A FINANCING AGREEMENT ONLY. DEBTOR'S OBLIGATION
TO MAKE ALL PAYMENTS UNDER THIS AGREEMENT IS ABSOLUTE AND WILL NOT BE SUBJECT TO
ANY RIGHT OF PREPAYMENT, ABATEMENT, COUNTERCLAIM, RECOUPMENT, OFFSET OR DEFENSE.
DEBTOR'S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE MAKING OF ALL PAYMENTS.
5. NO AGENCY. DEBTOR ACKNOWLEDGES THAT NO SUPPLIER NOR ANY FINANCIAL
INTERMEDIARY NOR ANY AGENT OF EITHER IS AN AGENT OF CREDITOR, THAT NONE OF SUCH
PARTIES IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS AGREEMENT
AND THAT NO REPRESENTATION AS
TO
THE EQUIPMENT OR ANY OTHER MATTER BY ANY SUCH PARTY IS BINDING UPON CREDITOR
6. NO WARRANTIES. BECAUSE THIS AGREEMENT IS A FINANCING, CREDITOR MAKES NO
EXPRESS OR IMPLIED WARRANTIES AS TO THE EQUIPMENT. Debtor requests Creditor to finance the Equipment for Debtor hereunder. Creditor's execution hereof by an authorized officer indicates Creditor's acceptance of such offer. Debtor authorizes Creditor to insert identification data as to the Equipment above.
Debtor warrants that Debtor will use the Equipment solely for commercial or business purposes.

PINNACLE CAPITAL, LLC
Creditor                                             HomeNet Communications, Inc.
                           LEGAL NAME OF DEBTOR


By: /s/ Andrea Pfeiffer-Baker  By: /s/ Walter Kelly Ryan Date: February 2005
-----------------------------     ----------------------       -----------------
Title: CEO                        Walter Kelly Ryan, CEO


                                    GUARANTY

Each of us unconditionally guarantees and promises to make all of the payments and perform all Debtor's obligations as specified in the above agreement. Each of our liabilities is primary and joint and several and will not be affected by any settlement, extension, renewal or modification of the agreement, by the discharge or release of the Debtor's obligations or by the taking or release of additional guarantors or security for the performance of the agreement. Each of us waives any rights we may have to (a) presentment, demand, protest, notice of protest, notice of dishonor, notice of default under the agreement and any other notices related to this guaranty or the agreement and (b) the right to require Creditor to proceed against Debtor or to pursue any other remedy in Creditor's power. Each of us also waives any other rights and defenses available to a guarantor by reason of applicable case or statutory law. Each of us agrees that we are liable for Creditor's attorney's fees and costs in enforcing this guaranty, whether or not suit is filed, and that the venue provided in the agreement applies to this guaranty. Each of us acknowledges that this guaranty inures to the benefit of Creditor's assigns.

 /s/ Walter Kelly Ryan              Date: February 2005
------------------------------
Walter Kelly Ryan (NO TITLE)

                         TERMS CONTINUED ON REVERSE SIDE

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7. LOCATION; INSPECTION; USE. Debtor will keep, or permanently garage and not remove from such location for more than 30 days or from the United States for any period, each Item in Debtor's possession and control at the Equipment Location or such other location to which Creditor may consent in writing. Upon request, Debtor will advise Creditor as to the exact location of an Item. Creditor may inspect an Item during normal business hours, and Debtor will ensure Creditor's access for such purpose. Each Item will be operated carefully and properly in compliance with all applicable governmental, insurance and manufacturer's warranty requirements and all manufacturers' instructions.
8. MAINTENANCE; ALTERATIONS. Debtor will maintain each Item in good condition and repair and as specified in such requirements. Debtor will cause each Item of a type generally covered by a service contract to be covered under a contract providing sufficient coverage issued by a competent servicing entity. Debtor will not make any alterations or additions to an Item which detracts from its economic value or functional utility except as stated in the second preceding sentence. Alterations or additions not readily removable or made to comply with governmental requirements will be deemed accessions and will remain with the Item.

9. LOSS AND DAMAGE;STIPULATED VALUE. In the event of loss, theft, destruction or requisition of or damage to an Item ("Casualty Occurrence") Debtor will give Creditor prompt notice thereof and will then repair the Item; provided, if the
Item is deemed by Creditor to be lost, stolen, destroyed or damaged beyond repair or is requisitioned or suffers a constructive loss under an insurance policy carried hereunder, Debtor will pay Creditor the "Stipulated Value" equal to (a) any amounts due Creditor from Debtor at the time of the payment and (b) the remaining payments as to the Item, including any balloon payment, with each discounted to present value at 6% per annum from the date due to the date of payment. Upon such payment, Creditor's security interest as to the Item shall terminate. For these purposes capitalized amounts unrelated to the Equipment will be allocated to each Item on a prorata cost basis.
10. TITLING; REGISTRATION. Debtor shall cause each Item subject to title registration laws at all times to be titled and/or registered in such a manner and jurisdiction as Creditor directs. Debtor will promptly notify Creditor of and effect any necessary or advisable retitling and/or re-registration of an
Item in a different jurisdiction.
11. TAXES. Debtor will make all filings and pay all taxes and other governmental assessments relative to the Equipment as required by law. Debtor will pay or reimburse Creditor for any other taxes and other governmental assessments other than Creditor's net income taxes related to the payments due under or otherwise related to this agreement. Returns in connection with these latter matters will be filed by Creditor or Debtor as Creditor specifies.
12. INSURANCE. Debtor will maintain all risk insurance on the Equipment for not less than its full replacement value naming Creditor as Loss Payee. This insurance must be in a form and with companies approved by Creditor, must name Debtor as a named insured, must provide at least 10 days advance written notice to Creditor of change or cancellation, must provide breach of warranty protection, where relevant, and must provide that the coverage is "primary." Insurance proceeds, at Creditor's option, will be applied to (a) the repair of applicable Items, (b) payment of the Stipulated Value and/or (c) payment of other obligations to Creditor. Any excess will belong to Debtor. Debtor appoints Creditor as Debtor's attorney-in-fact to do all things necessary or advisable to secure payments under any policy contemplated hereby on account of a Casualty Occurrence. Debtor will cause Creditor to receive evidence reasonably requested by Creditor of this insurance. If required by Creditor, Debtor will procure liability insurance covering the Equipment protecting Creditor as an additional insured with liability limits reasonably specified by Creditor.
13. CREDITOR'S PAYMENT. If Debtor fails to perform any obligation hereunder, Creditor may, at Creditor's sole option, perform the obligation, and Debtor will reimburse Creditor's related costs. Before Creditor purchases insurance because Debtor has failed to comply with paragraph 12, Creditor will give Debtor notice and an opportunity to obtain the required coverage. If Debtor does not do so and Creditor places coverage, the charge for the replacement insurance Creditor obtains, which will be billed with the installment payments, will include a fee Creditor retains plus interest on Creditor's premium as well as the allocable premium. Also, any insurance Creditor obtains will not provide any liability coverage whatsoever, will insure Creditor only, would typically be more expensive than coverage a business might obtain on its own and will not relieve Debtor from Debtor's liability for the difference between the insurance proceeds and Debtor's responsibility for the amount set forth in paragraph 9 if the agreement must be paid off as to any Equipment after a casualty loss or cover any equity Debtor may have. No further insurance charges will be imposed once and for so long as Debtor complies with paragraph 12.
14. INDEMNITY. Debtor will indemnify, defend and hold harmless Creditor against any liabilities, losses, claims, actions and expenses, including court costs and legal expenses, incurred by Creditor relating to this agreement or the Equipment, including claims of latent or other defects, strict liability claims, environmental remediation claims and claims for patent, trademark or copyright infringement. Each party will give the other notice of any covered event promptly after learning thereof.
15. DEFAULT. This agreement will be in default if (a) Debtor fails to pay any amount hereunder when due; (b) Debtor fails to perform any other obligation hereunder or under any other agreement between Creditor and Debtor; (c) Debtor dies or is declared legally incompetent, if an individual; (d) a petition is filed by or against Debtor under the Bankruptcy Act or under any other law providing relief for debtors; (e) Debtor makes an assignment for the benefit of creditors, a receiver or trustee is appointed for Debtor, a proceeding contemplating winding up of Debtor's affairs is instituted, Debtor ceases business affairs or Debtor makes an abnormal transfer of a material portion of Debtor's assets; (f) an event described in (c), (d) or (e) occurs as to a guarantor of Debtor's obligations hereunder, or (g) there is a material misrepresentation to Creditor by Debtor or a guarantor in connection with this Agreement.
16. REMEDIES. If the agreement is in default, Creditor may, at its option, do any one of more of the following: (a) declare due the Stipulated Value or such lesser amount as is set by law; (b) use self-help and other lawful remedies to take possession of any Items; (c) sell or otherwise dispose of any Items in a manner which is commercially reasonable; (d) recover from Debtor all amounts then due and owing hereunder less the net sales price (net of all Creditor's costs and expenses of sale) of any Items Creditor has repossessed and sold; or
(3) utilize any other remedy available to Creditor under the Uniform Commercial Code or otherwise at law or in equity. All remedies are cumulative and may be exercised concurrently or separately from time to time. Debtor will also pay Creditor all costs and expenses not offset against the proceeds of sale of any Equipment incurred by Creditor in enforcing the agreement, including court costs and attorneys' fees, including those incurred by using Creditor's salaried employees and those prior to filing of an action, in connection with a dismissed action or in connection with a bankruptcy proceeding. Any waiver by Creditor of a provision of this lease must be in writing, and forbearance by Creditor will not constitute a waiver. Post-default amounts will bear interest at 18% per annum or at such lesser default rate as is set by law until paid.
17. ASSIGNMENT. Without the prior written consent of Creditor, Debtor will not lease, transfer an interest in or allow a lien against any Item, except a lien in an Item created by Creditor, or transfer any obligation under this agreement. Debtor's obligations are not assignable by operation of law. All Creditor's rights under this agreement and interest in the Equipment may be disposed of without notice to Debtor. Debtor will acknowledge receipt of any notice of assignment in writing and will pay any assigned amounts as directed in the notice. If Creditor assigns this agreement or any interest herein, Debtor will not assert against the assignee any claim or defense it may have against Creditor, and Debtor will pursue any rights on account thereof solely against Creditor personally. No assigneee will be obligated to perform any obligation of Creditor under this agreement unless assumed by the assignee. Subject to the foregoing, this agreement is for the benefit of, and binds, the heirs, legatees, personal representatives, successors and assigns of the parties.
18. ADDITIONAL DOCUMENTS; DEBTOR REPRESENTATIONS. Debtor will obtain and deliver to Creditor such documents, including real property waivers in form satisfactory to Creditor from all persons claiming an interest in the real property on which an Item is or is to be located as Creditor requests to protect its interest in this agreement and the Equipment. Debtor authorizes Creditor to file financing statements and appropriate related Uniform Commercial Code forms respecting the Equipment and ratifies Creditor's authority to make any such filings previously made. Debtor will reimburse Creditor for all Creditors' search, filing and appraisal fees and other costs paid third parties in connection with this agreement. Debtor will furnish Creditor such financial data or information relative to this agreement or the Equipment as Creditor may from time to time reasonably request. Debtor warrants that Debtor has title to the Equipment. Debtor represents that this agreement has been duly authorized, executed and delivered by Debtor and constitutes Debtor's valid and binding obligation enforceable in accordance with its terms. Debtor also represents that this agreement does not violate Debtor's organizational documents, any agreement by which Debtor is bound or any law or obligation binding on Debtor, that Debtor's name, state of formation, if an organization, and principal office location set forth above are correct and that all financial and other information previously or later provided to Creditor in connection with this agreement fairly represents or will represent the matters covered. Debtor will give Creditor not less than 30 days prior notice of a change in Debtor's name, state of formation, principal office address or, if an individual, residence address.
19. LATE PAYMENT. If Debtor fails to pay an amount hereunder within 5 days of when due, Debtor will pay Creditor (a) a 10% late charge, (b) amounts Creditor pays others in connection with collection of the amount and (c) Creditor's standard returned check charge, if relevant.
20. DEPOSIT. Any deposit Debtor furnishes in connection with this agreement will not bear interest and may be applied by Creditor to any obligations of Debtor to Creditor which are in default. When Debtor has satisfied all Debtor's obligations hereunder, Creditor will return any remaining balance of the deposit to Debtor.
21. GOVERNING LAW;VENUE. This agreement will be governed by the laws of Washington. Venue for any related actions will be in an appropriate court in a county where Creditor or its assignee has its principal office to which Debtor consents or in another court selected by that party having jurisdiction. THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL.
22. GENERAL. This agreement contains the entire agreement between Creditor and Debtor concerning the financing of the Equipment and may be amended only by a written agreement signed by the party to be charged. Notices hereunder must be in writing and mailed with appropriate U.S. First Class Mail postage prepaid, personally delivered or transmitted by facsimile to the party involved at its respective address set forth above or at such other address or number as such party may provide the other on notice. Notices to Debtor will be effective upon deposit, delivery or transmittal and to Creditor upon receipt. Each party will promptly notify the other of any change in address or facsimile number. Debtor will give Creditor 30 days prior notice of a reorganization, name change or change of principal office location. The singular includes the plural and the words "Creditor" and "Debtor" includes their assignees. The liability of co-Debtors is joint and several. Paragraph titles are not an aid in interpretation.

/s/ WKR (initial here)

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Pinnacle Capital, LLC                                      Exhibit "A"


Debtor:    HomeNet Communications, Inc.                     Agreement
           #3001647


           5252 North Edgewood Drive
           Provo, UT 84604



Quantity:_________Equipment Description:
Dynavar Networking Corp. 600 University Street Suite 2323 Seattle, WA 98101

1 NAT/FW ON ASP-INTEGRATED-MULTI
1 PWR-M101-M71-AC-R
   SIN: QJ10131
1 FEB-M71-SVCS-BB
   S/N: CF0327
1 M7i AND M10i ROURING ENGINE-256M
   S/N:1000538496
1 PROMOTIONAL BUNDLE CONSISTING OF M7i
   SIN: CE5883
1 JUNOS US DOMESTIC VERSION-BASE B
   SIN:P010641-01
1 PE-4FE-TX
   SIN: CC9878
2 CBL-PWR-IOAC-STR-US



It is expressly understood that this Exhibit "A" is an exhibit of, attached to and made a part here of the above numbered agreement. Creditor and Debtor have executed this Exhibit "A" to the above agreement as of the date of the agreement.

By:/s/ Walter Kelly Ryan
   ------------------------
    Walter Kelly Ryan, CEO
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